UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  March 16, 2016

ALERE INC.
(Exact name of registrant as specified in charter)

Delaware	1‑16789	04‑3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2016, Alere Inc. (the “Company” or “Alere”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, the Company was unable to file the 2015 Form 10-K within the prescribed time period without unreasonable effort or expense.  The extension period provided under Rule 12b-25 expired on March 15, 2016.  As reported by the Company in its Form 8-K filed with the SEC on March 15, 2016, the Company was unable to file the 2015 Form 10-K within the extension period because it is continuing to conduct an analysis of certain aspects of the timing of revenue recognition, more specifically, revenue cutoff, in Africa and China for the years ended December 31, 2013, 2014 and 2015 (and each of the quarters in those annual periods).  The Company will not be able to file the 2015 Form 10-K until this analysis is completed.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 15, 2016 to file the 2015 Form 10-K with the SEC.  The Company can regain compliance with the NYSE continued listing requirements at any time before that date by filing the 2015 Form 10-K with the SEC.  The Company will file the 2015 Form 10-K as soon as practicable.  If the Company fails to file the 2015 Form 10-K before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.  The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 hereto, and incorporated herein by reference, is a copy of the Company’s press release dated March 21, 2016, announcing the receipt of the NYSE notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated March 21, 2016.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “can,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the analysis discussed above is not completed in a timely manner, (ii) the risk that the failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2015 in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness or the delisting of Alere’s common stock by the NYSE, (iii) the possibility that the analysis discussed above uncovers an error or errors in revenue recognition which require adjustments which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (iv) risks relating to the ongoing investigations by the SEC and the United States Department of Justice, (v) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2015, and (vi) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: March 21, 2016	By:	/s/ Douglas Barry
Douglas Barry
Associate General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated March 21, 2016.